File No. 70-9107

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 2 TO

                        FORM U-1 APPLICATION-DECLARATION

                                    UNDER THE

                   PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

        ----------------------------------------------------------------

CENTRAL AND SOUTH WEST CORPORATION CENTRAL POWER AND LIGHT COMPANY 1616 Woodall Rodgers Freeway 539 North Carancahua Street Dallas, Texas 75202 Corpus Christi, Texas 78401-2802


          (Names of companies filing this post-effective amendment and address of principal executive offices)

                 -----------------------------------------------

                       CENTRAL AND SOUTH WEST CORPORATION

                 (Name of top registered holding company parent)

                 -----------------------------------------------

                           Wendy G. Hargus, Treasurer
                       Central and South West Corporation
                          1616 Woodall Rodgers Freeway
                               Dallas, Texas 75202

                            Kevin F. Blatchford, Esq.
                                 Sidley & Austin
                                 Bank One Plaza
                            10 South Dearborn Street
                             Chicago, Illinois 60603

                   (Names and addresses of agents for service)

     Central Power and Light Company ("CPL"), a wholly owned public utility subsidiary of Central and South West Corporation ("CSW"), a registered holding company under the Public Utility Holding Company Act of 1935, as amended (the"Act"), hereby submit for filing this Post-Effective Amendment No. 2 to the Form U-1 Application-Declaration in this File No. 70-9107 (the "Application") for the purpose of amending Items 2 and 6 thereof. In all other respects, the Application as previously filed and amended will remain the same.

Item 2. Fees and Expenses.

       Approximate                                          Amount
Printing and Marketing expenses                           $ 350,000
Trustee Fees and Counsel                                     50,000
Company Legal fees and expenses                           2,500,000
Underwriters' Legal fees and expenses                       300,000
Accountants/Consulting Fees                                 500,000
Rating Agency Fees                                          600,000
Legal Fees - Public Utility Commission of Texas             100,000
Miscellaneous expenses                                    1,000,000
Special Purpose Entity - Setup Costs                         25,000
Upfront Servicer Setup costs                                500,000
SEC Registration Fee                                        273,786
Underwriter Fees                                          4,780,305
Capital Subaccount                                        4,928,149
Original Issue Discount                                     985,630
                                                     -----------------
                  Total                                  16,892,870



Item 6.  Exhibits and Financial Statements.

         Item 6 is hereby amended to file the following exhibits:
                  (a)  Exhibits
         A-1      Form of Indenture between the Special Purpose Issuer and the
                  Trustee thereunder, including the form of Transition
                  Bond
         B-1      Form of Transition Property Sale Agreement
         B-2      Form of Transition Property Service Agreement
         B-3      Form of Administration Agreement - not applicable
        *B-4      Form of Underwriting Agreement
         B-5      Organizational document for Special Purpose Issuer
         C-1      Registration Statement on Form S-3 for the Transition Bonds
         D        Form  of  Application  to the  Public  Utility  Commission
                  of  Texas ("PUCT"),  including  form  of  proposed  Financing
                  Order.
         E-1      Not applicable
        *F-1      Opinion of Sidley & Austin
        *F-2      "Past tense" Opinion of Sidley & Austin
                  (b)  Financial  Statements  as of September  30, 1999.

*To be filed by Amendment

                                    Signature

                  Pursuant to the requirements of the Public Utility Holding Company Act of 1935, as amended, the undersigned companies have duly caused this document to be signed on their behalf by the undersigned thereunto duly authorized.

         Dated:  January 17, 2000

CENTRAL AND SOUTH WEST                      CENTRAL POWER AND LIGHT
CORPORATION                                          COMPANY


By: /s/ WENDY G. HARGUS                     By: /s/ WENDY G. HARGUS
  Wendy G. Hargus                                      Wendy G. Hargus
  Treasurer                                                     Treasurer